PARAGON TRADE BRANDS, INC.



       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 29, 1999

The undersigned hereby appoints Bobby V. Abraham, Alan J. Cyron and Catherine O. Hasbrouck, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Paragon Trade Brands, Inc. held of record by the undersigned on October 1, 1999, at the Annual Meeting of Stockholders to be held on November 29, 1999, or any adjournment or postponement thereof.


            (Continued and to be dated and signed on the other side)


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                                                                                                   Please mark      [OBJECT OMITTED:
                                                                                                   your vote as      CHECK BOX]
                                                                                                   indicated in this
                                                                                                   example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR THE NOMINEE" AND "AGAINST THE PROPOSAL"
                                                   FOR the             WITHHOLD AUTHORITY       In their discretion, the Proxies are
ELECTION OF DIRECTORS                              nominee             to vote for nominee      authorized to vote upon such other
                                                                                                business as may properly come before
                                                                                                the meeting.  This Proxy, when
   Election  of Adrian  D.P.  Bellamy to serve        _                         _               properly executed and delivered,
as a Class III Director for a three-year term                                                   will be voted in the manner directed
                                                                                                herein by the undersigned.  IF NO
   Election of Robert L. Schuyler to serve as         -                         -               DIRECTION IS MADE, THIS PROXY WILL
a Class III Director for a three-year term                                                      BE VOTED "FOR" EACH NOMINEE AND
                                                                                                "AGAINST" THE STOCKHOLDER PROPOSAL.
                                                 AGAINST the                 FOR the
STOCKHOLDER PROPOSAL                              proposal                  proposal            YOUR VOTE IS IMPORTANT.  PROMPT
   Proposed that the current Board of                                                           RETURN OF THIS PROXY WILL HELP SAVE
Directors of the Corporation be removed from          _                         _               THE EXPENSE OF ADDITIONAL
office, in accordance with the By-Laws of the                                                   SOLICITATION EFFORTS
Corporation








Signature(s)_____________________________________________________________________________Date  _______________
NOTE:  Please sign as name appears  hereon.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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